UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 8, 2010
U.S. REALTY PARTNERS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-15656 (Commission File Number)	57-0814502 (IRS Employer Identification No.)

55 BEATTIE PLACE POST OFFICE BOX 1089 GREENEVILLE, SOUTH CAROLINA (Address of principal executive offices)	29602 (Zip Code)
Registrant’s telephone number, including area code (864) 239-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
     On October 8, 2010, U.S. Realty Partners Limited Partnership, a Delaware limited partnership (“USRP”), entered into an agreement and plan of merger (the “Merger Agreement”) with Aimco Properties, L.P., a Delaware limited partnership (“Aimco OP”) and Aimco USRP Merger Sub LLC, a Delaware limited liability company of which Aimco OP is the sole member (the “Merger Subsidiary”), pursuant to which the Merger Subsidiary will be merged with and into USRP, with USRP as the surviving entity.
     In the merger, each unit of limited partnership interest, (each, a “Unit”) of USRP outstanding immediately prior to the consummation of the merger, except those held by limited partners who perfect their appraisal rights pursuant to the Merger Agreement, will be converted into the right to receive, at the election of the limited partner, either (i) $2.76 in cash (the “Cash Consideration”) or (ii) a number of partnership common units of Aimco OP calculated by dividing $2.76 by the average closing price of Apartment Investment and Management Company common stock, as reported on the New York Stock Exchange, over the ten consecutive trading days ending on the second trading day immediately prior to the effective time of the merger (the “OP Unit Consideration”). However, if Aimco OP determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of partnership common units of Aimco OP in that state or jurisdiction (or that registration in that state or other jurisdiction would be prohibitively costly), then such limited partner will only be entitled to receive the Cash Consideration for each Unit. Those limited partners who do not make an election will be deemed to have elected to receive cash.
     In the merger, Aimco OP’s membership interest in the Aimco Subsidiary will be converted into USRP Units. As a result, after the merger, Aimco OP will be the sole limited partner in USRP, holding all outstanding Units. U.S. Realty I Corporation will continue to be the corporate general partner of USRP after the merger, Aimco OP will continue to be the individual general partner of USRP after the merger, and USRP’s partnership agreement in effect immediately prior to the merger will remain unchanged after the merger.
     Completion of the merger is subject to certain conditions, including approval by a majority in interest of the Units. As of October 6, 2010, USRP had issued and outstanding 1,222,000 Units, and Aimco OP and its affiliates owned 900,195 of those Units, or approximately 73.67% of the number of outstanding Units. Aimco OP and its affiliates have indicated that they intend to take action by written consent to approve the merger.
     The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Additional Information for Investors:
     This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. Aimco OP and Apartment Investment and Management Company will file with the Securities and Exchange Commission a registration statement on Form S-4 that will include an information statement of USRP relating to the transaction, which will also constitute a prospectus of Aimco OP and Apartment Investment and Management Company. INVESTORS ARE URGED TO READ THE INFORMATION STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE TRANSACTION.
     The information statement/prospectus and other documents which will be filed with the Securities and Exchange Commission will be available free of charge at the SEC’s website, www.sec.gov. You may request a copy of these filings, at no cost, by writing or calling Apartment Investment and Management Company at the following address and telephone number: ISTC Corporation, P.O. Box 2347, Greenville, South Carolina 29602; telephone number (864) 239-1029.
ITEM 9.01. Financial Statements and Exhibits
(d) The following exhibits are filed with this report

Exhibit
Number	Description
10.1	Agreement and Plan of Merger, dated October 8, 2010, by and among U.S. Realty Partners Limited Partnership, Aimco Properties, L.P. and Aimco USRP Merger Sub LLC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. REALTY PARTNERS LIMITED PARTNERSHIP
Date: October 12, 2010	By:	U.S. REALTY I CORPORATION
Corporate General Partner

	By	/s/ Derek McCandless
Derek McCandless
Senior Vice President